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                                                                    EXHIBIT 99.A

                                                           [HANOVER DIRECT LOGO]


FOR IMMEDIATE RELEASE

CONTACT:     Hanover Direct, Inc                            The MWW Group
             Brian C. Harriss                               Jamie Schwartz
             S.V.P & Chief Financial Officer                Rich Tauberman
             Tel: (201) 272-3224                            Tel: (201) 507-9500



 HANOVER DIRECT ANNOUNCES STRATEGIC REALIGNMENT AND ESTIMATES STRONG 4TH
                          QUARTER HANOVER BRANDS SALES


WEEHAWKEN, NJ, January 5, 2001 - Hanover Direct, Inc. (AMEX: HNV) today announced a strategic realignment and estimated strong sales results in Hanover Brands for the 4th Quarter of 2000.

"The actions announced today," stated Tom Shull, President and Chief Executive Officer, "direct the Company's resources primarily towards continued profitable growth in Hanover Brands, such as The Company Store, Domestications, Improvements and Silhouettes brands, while reducing costs in all areas of the business and eliminating investment activities that have not yet generated sufficient revenue to produce profitable returns. We will continue to investigate both internal and external opportunities to further reduce costs, improve cashflow and maximize shareholder value."


Key elements of the strategic business realignment program include:

     -    Concentrate on core brands including The Company Store,
          Domestications, Improvements and Silhouettes

     -    Reduce 285 full time equivalent positions across all business units

     -    Close the Always In Style business

     - Eliminate underperforming catalogues: Turiya, Kitchen & Home, Kitchen & Garden

     -    Terminate the Compagnie de la Chine marketing agreement

     - Close Maumelle and consolidate Keystone fulfillment operations in Hanover, PA

     -    Cease Desius business operations

HANOVER DIRECT ELIMINATES 285 POSITIONS TO DELIVER $26.0 MILLION IN ESTIMATED ANNUALIZED PAYROLL AND RELATED NON-PAYROLL COST REDUCTIONS AND ANTICIPATES $8.6 MILLION FISCAL 2000 YEAR END CHARGE

The Company today announced the elimination of approximately 285 FTE positions across all its business units; it will include an estimated $8.6 million provision in the financial statements for the year ending December 30, 2000 and intends to make prospective payments to separated employees either weekly or bi-weekly based upon each person's applicable severance period. The Company estimates that the annualized payroll and related non-payroll savings associated with these position reductions is approximately $26.0 million.

HANOVER DIRECT TO CLOSE THE BUSINESS OF ALWAYS IN STYLE

The Company, effective immediately, will close the Always In Style business and will provide an asset write-down of approximately $0.5 million within the financial statements for the year ending December 30, 2000.


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HANOVER BRANDS TO DISCONTINUE THE TURIYA, KITCHEN & HOME, KITCHEN & GARDEN
CATALOGS, TERMINATE MARKETING AGREEMENT WITH COMPAGNIE DE LA CHINE, AND CLOSE CERTAIN RETAIL OUTLETS

Hanover Brands, Inc. will discontinue the Turiya, Kitchen & Home, and Kitchen & Garden catalogs but will incorporate some of the product offerings within continuing catalogs. Additionally, Hanover Brands has terminated its marketing agreement with Compagnie de la Chine and will close certain retail outlets. An estimated non-personnel discontinuation provision associated with these actions of approximately $3.9 million will be included within the financial statements for the year ending December 30, 2000.


ERIZON TO CLOSE MAUMELLE, ARKANSAS FACILITY, CONSOLIDATE KEYSTONE FULFILLMENT IN HANOVER, PENNSYLVANIA AND CEASE DESIUS BUSINESS OPERATIONS

erizon, Inc. expects to close its leased fulfillment and telemarketing facility in Maumelle, Arkansas by the end of March 2001 and will provide a non-cash charge of approximately $5.4 million within the financial statements for the year ending December 30, 2000, to reflect assets writedowns to their net realizable value. Additionally, the Company is providing approximately $1.6 million for lease exit expenses. erizon will consolidate the Maumelle operations within its remaining facilities and intends to provide the bulk of its fulfillment services for third party clients of its Keystone Internet Services, Inc. subsidiary within its existing operation in Hanover, Pennsylvania.

"The consolidation of Keystone activities in Hanover, Pennsylvania" stated Mike Contino, Senior Vice President and Chief Information Officer, who assumed responsibility for Keystone in December, "will provide a better opportunity to focus resources, particularly customer service support, on clients to service their needs."

erizon will immediately cease operations associated with the Desius business.


HANOVER BRANDS ESTIMATES 4TH QUARTER 2000 SALES OF $179.2 MILLION, 13.5% GROWTH VERSUS 1999 4TH QUARTER

Hanover Brands estimates 4th Quarter sales of approximately $179.2 million, an increase of 13.5% over 4th Quarter 1999 sales. The 4th Quarter of 2000 included one more week than the comparable period in 1999.

HANOVER DIRECT ESTIMATES YEAR-END 2000 CASH AND AVAILABILITY UNDER CREDIT AGREEMENT WITH CONGRESS FINANCIAL OF APPROXIMATELY $31.0 MILLION

Hanover Direct, Inc. estimates that at fiscal year-end on December 30, 2000, it had utilized approximately $43.2 million of its credit facility with Congress Financial and had cash and availability of approximately $31.0 million compared to amounts as of September, 23, 2000, the end of the 3rd Quarter, of $43.2 million and $ 31.7 million, respectively.

"The cost reductions announced today," noted Brian Harriss, Senior Vice President and Chief Financial Officer, "provide a very rapid payback and will reduce cash requirements over the balance of 2001."





ABOUT HANOVER DIRECT, INC.

Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. Hanover Brands, Inc. is comprised of the Company's catalog

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and e-commerce web site portfolio of home fashions, apparel and gift brands, including Domestications, The Company Store, Company Kids, Encore, Improvements, Silhouettes, International Male, Undergear, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. erizon, Inc. is comprised of Keystone Internet Services, Inc. (www.keystoneinternet.com), the Company's third party, end-to-end, fulfillment, logistics and e-care provider and also services the logistical, IT and fulfillment needs of the Hanover Brands, Inc. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.


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FORWARD LOOKING STATEMENTS

The matters discussed in this news release may include forward looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) by officers of the Company. Important factors that could cause actual results to differ materially from those in such forward looking statements include, without limitation, an economic slowdown which could limit the Company's continued growth and profitability, inaccurate estimates of cost savings and financial statement provisions, inaccurate estimates of the period required to achieve cost savings, requirements of third parties to agreements which are being terminated, increases in prices for goods and services required by the Company, the inability of the Company to reduce expenses generally and to achieve cost savings, the inability of the Company to achieve self-funding status in a timely fashion, the inability of the Company to identify or take advantage of opportunities to further reduce costs, improve cash flow and maximize shareholder value, the ability of the Company to compete and other matters discussed in the Company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission under the caption "Forward Looking Statements."

We undertake no obligation to publicly update any forward looking statement whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Forms 10-Q, 8-K, 10-K or any other reports filed with the Securities and Exchange Commission.